EXHIBIT 1.3

ENTERTAINMENT ART, INC. UNAMINOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

The undersigned, being all the directors of Entertainment Art, Inc., a Nevada corporation (the "Corporation"), without the formality of convening a meeting, does hereby consent to and adopt the following resolutions and instruct the Secretary of the Corporation to file this instrument with the minutes of the meetings of the Board of Directors (the "Board").

WHEREAS, in connection with the resignation of Mr. Joseph Koegel of the Corporation, the Board accepts the resignation of Mr. Joseph Koegel as President, Chief Executive Officer and director of the Board;

"WHEREAS, in connection with the resignation of Mr. David Lubin of the Corporation, the Board accepts the resignation of Mr, David Lubin as Treasurer, Chief Financial Officer, and director of the Board;

WHEREAS, in connection with the resignation of Mr. Joseph Koegel of the Corporation, the Company acknowledges the Indemnification Agreement with Mr. Koegel dated March I, 201J filed with the Company's 10K report on Jnne 29, 2011, will remain in full force and effect pursuant to the terms of the agreement;

WHEREAS, in connection with the resignation of Mr. David Lubin of the Corporation, the Company acknowledges the Indemnification Agreements with Mr. Lubin dated March 1, 2011, filed with the Company's 10K report on June 29, 2011, will remain in full force and effect pursuant to the terms of the agreement;

WHEREAS, the Board desires to fill the vacancy left by the resignation of Mr. Joseph Koegel and Mr. David Lubin by appointing Mr. Jeff Lamson and Mr. Tyrone Lamb as members to the Board;

NOW THEREFORE BE IT,

RESOLVED, that Mr. Jeff Lamson is hereby appointed as President, Chief Executive Officer, Chief Financial Officer, Treasurer and a member of the Board, to serve until his successor is duly appointed and qualified; and be it further

RESOLVED, that Mr. Tyrone Lamb is hereby appointed as Secretary and a member of the Board, to serve until his successor is duly appointed and qualified; and be it further

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered, and directed, in the name of and on behalf of the Corporation, to execute and deliver any and all documents, and to take any and all such other actions as they or any of them shall deem necessary or appropriate for the purpose of carrying out the intent of the foregoing resolutions, and the authority of any officer to execute and deliver any such other documents or to take such other actions shall be conclusively evidenced by his execution and delivery thereof or by his taking thereof.

The signing of this consent by the undersigned shall constitute full ratificatit the action taken set forth in the foregoing resolution.

Signed:   October 11,2011

/s/ Joseph Koegal
Joseph Koegal
President, Chief Executive Officer, and Board Member

By:	/s/ David Lubin
David Lubin
Treasurer, Chief Financial Officer, Secretary, and Board Member

Acknowledged by:

October 11,2011	By:	/s/ Jeff Lamson
Jeff Lamson

October 11,2011		/s/ Tyrone Lamb
Tyrone Lamb

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered, and directed, in the name of and on behalf of the Corporation, to execute and deliver any and all documents, and to take any and all such other actions as they or any of them shall deem necessary or appropriate for the purpose of carrying out the intent of the foregoing resolutions, and the authority of any officer to execute and deliver any such other documents or to take such other actions shall be conclusively evidenced by his execution and delivery thereof or by his taking thereof.

The signing of this consent by the undersigned shall constitute full ratification of the action taken set forth in the foregoing resolution.

Signed:   October 11, 2011

/s/ Joseph Koegal
Joseph Koegal
President, Chief Executive Officer, and Board Member

By:	/s/ David Lubin
David Lubin
Treasurer, Chief Financial Officer, Secretary, and Board Member

Acknowledged by:

October 11.2011	By:	/s/ Jeff Lamson
Jeff Lamson

October 11.2011		/s/ Tyrone Lamb
Tyrone Lamb